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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 22, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Semitool, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
February 18, 2004